UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2016

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2016, BAHA Acquisition, a Medical Corporation, a California professional corporation (“Acquisition”), an affiliate of Apollo Medical Holdings, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Bay Area Hospitalist Associates, a Medical Corporation, a California professional corporation (“BAHA”) and Scott Enderby, D.O. (“Enderby”), pursuant to which Enderby sold to Acquisition, and Acquisition purchased from Enderby, 100% of the issued and outstanding stock of BAHA (the “BAHA Stock”), of which Enderby was the sole holder beneficially and of record (the “Transaction”). Warren Hosseinion, M.D., our Chief Executive Officer, is the sole stockholder of Acquisition, as nominee for our wholly-owned subsidiary, Apollo Medical Management, Inc.

As provided for in the Stock Purchase Agreement, the purchase price for the BAHA Stock consists of (i) a payment of $25,000 (the “Initial Payment”) at the closing (the “Closing”) of the Transaction, which also took place on November 4, 2016 (the “Closing Date”); (ii) a contingent payment in the aggregate amount of $100,000 to be paid over a period of 18 months following the Closing (the “Contingent Payment”); and (iii) a warrant to purchase 24,000 shares of the Company’s common stock (the “Warrant”) issued to Enderby. The Company and Enderby have informally agreed to defer the Initial Payment from the Closing until after the delivery of the closing statement calculating Actual Net Working Capital, as described in the following paragraph.

No later than 30 days following the Closing Date, Acquisition shall prepare and deliver to Enderby a written statement of the net working capital of BAHA as of the Closing Date. If the Actual Net Working Capital (as defined in the Stock Purchase Agreement) as of the Closing Date is less than $300,000 (the “Target Amount”), then Enderby shall, within five business days of the date of final determination of the Actual Net Working Capital as of the Closing Date, pay to Acquisition the amount equal to the absolute value of the difference between the Target Amount and the Actual Net Working Capital as of the Closing Date, together with interest on the amount of such difference calculated at the rate of four percent (4%) per annum from the Closing Date to the date of payment.

Enderby shall have a period of up to 30 days from the receipt of the closing statement to review and accept or dispute Acquisition’s closing statement. There is a dispute resolution mechanism in the event that Enderby disagrees with the closing statement.

The Contingent Payment of up to an aggregate $100,000 will be made to Enderby in connection with personal services to be performed by him pursuant to an employment agreement entered into in connection with the Closing of the Transaction (the “Enderby Employment Agreement”) as follows: (i) $25,000 on the six-month anniversary of the Closing, an additional $50,000 on the first-year anniversary of the Closing and a final $25,000 on the 18-month anniversary of the Closing, if as of each such date, BAHA’s revenue is greater than $6,000,000.

The Stock Purchase Agreement also contains other provisions typical of a transaction of this nature, including without limitation, representation and warranties, post-closing covenants, confidentiality, mutual indemnification by the parties, governing law, arbitration of disputes and venue for arbitration.

As further inducement for Acquisition to enter into the Stock Purchase Agreement, BAHA and Enderby entered into a non-competition agreement dated as of November 4, 2016, pursuant to which Enderby has agreed, without the written permission of BAHA, within a radius of 50 miles from BAHA’s offices in San Francisco and for a period of three years from the Closing Date, not to compete with BAHA; hire or induce another person to hire any BAHA employee or independent contractor; or solicit any business, customers, clients or contractors of BAHA. Enderby has further agreed keep BAHA’s proprietary information confidential.

As part of the Transaction, BAHA and Enderby entered into the Enderby Employment Agreement, pursuant to which Enderby has been hired to serve as Chief Executive Officer of BAHA. Enderby will serve in that capacity for an initial term of two years, automatically extended for additional one-year terms, unless not less than 60 days prior to each such renewal date, either party shall have given written notice to the other that the Enderby Employment Agreement will not be renewed. Enderby shall be paid a base salary of $400,000 per year and shall be entitled to participate in any incentive compensation plans and/or equity compensation plans as are now available or may become available to other similarly positioned employees.

The Enderby Employment Agreement shall be terminated upon Enderby’s death and may be terminated on Enderby’s Disability (as that term is defined in the Enderby Employment Agreement), by BAHA with or without Cause (as that term is defined in the Enderby Employment Agreement) or by Enderby with or without Good Reason (as that term is defined in the Enderby Employment Agreement).

If Enderby’s employment is terminated for any reason during the term of the Enderby Employment Agreement, or if the Enderby Employment Agreement is not renewed, Enderby shall be entitled to be paid any earned but unpaid base salary through the date of termination, unpaid expense reimbursements and accrued but unused paid time off. Additionally, in the event of termination by BAHA without Cause or termination by Enderby for Good Reason, and if, but only if, Enderby signs a general release of claims in a form and manner satisfactory to BAHA, Enderby shall also be entitled to receive a severance payment in an amount equal to (i) four weeks of his most recent base salary for every full year of his active employment, but such amount shall be no less than one month’s worth nor more than six months’ worth of his most recent base salary; plus (ii) the premium amounts paid for coverage under BAHA’s group medical, dental and vision programs for a period of twelve months, to be paid directly to Enderby at the same times such payments would be paid on behalf of a current employee for such coverage, provided that Enderby timely elects continued coverage under such plan(s) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended.

The Enderby Employment Agreement contains additional provisions typical of an agreement of this type, including paid time off; reimbursement of expenses against properly maintained records; general availability of employee benefits; tax withholding; maintenance of confidential information; non-solicitation; anti-moonlighting; governing law and venue for litigation of disputes.

On November 4, 2016, the Company issued the Warrant to Enderby to purchase up to 24,000 shares of the Company’s common stock, at an exercise price of $4.50 per share, which was the closing price of the Company’s common stock on the trading day immediately preceding the Closing Date. The Warrant may be exercised in equal monthly installments of 1,000 shares over a 24-month period commencing on December 4, 2016 and terminating on November 4, 2018.

The Warrant contains additional provisions typical of an agreement of this type, including exercise procedures; a “cashless exercise” feature; adjustment of the warrant exercise price and/or the number of shares for which the Warrant may be exercised in the event of certain events, such as stock dividends, stock splits, recapitalizations and similar transactions; governing law and venue for litigation of disputes.

BAHA previously has had its financial results consolidated with those of the Company as a variable interest entity. As part of the Transaction, the Company acquired non-controlling interest of BAHA.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

4.1	Apollo Medical Holdings, Inc. Stock Purchase Warrant dated November 4, 2016

10.1	Stock Purchase Agreement dated as of November 4, 2016 by and among BAHA Acquisition, A Medical Corporation, a California professional corporation; Bay Area Hospitalist Associates, A Medical Corporation, a California professional corporation; and Scott Enderby, D.O.

10.2	Employment Agreement dated as of November 4, 2016 by and between Bay Area Hospitalist Associates, Inc., a California professional corporation and Scott Enderby

10.3	Non-Competition Agreement dated as of November 4, 2016 by and between Bay Area Hospitalist Associates, A Medical Corporation, a California professional corporation and Scott Enderby, D.O.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: November 10, 2016	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

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